EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF
THE UNITED STATES CODE

I, Aleks Kins, the President and Chief Executive Officer of AlphaMetrix, LLC, the Sponsor of AlphaMetrix Managed Futures LLC on behalf of itself and its Series, Aspect Series (the “Series”), certify that (i) the Annual Report of the Series on Form 10-K for the year ending December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Series.

Date: March 30, 2012

By:	/s/ Aleks Kins

Aleks Kins
President and Chief Executive Officer
AlphaMetrix, LLC